Exhibit 99.1

Flutter Entertainment outlines long-term growth plan and up to $5bn share repurchase program authorization

New York, September 25, 2024: Flutter Entertainment (NYSE:FLUT; LSE:FLTR), the world’s leading online sports betting and iGaming operator will host an investor event today, introducing medium-term 2027 guidance and the authorization of an up to $5bn share repurchase program.

Flutter holds unparalleled leadership positions in the US and Rest of World (“ROW”)1 through a diversified portfolio of market-leading brands2. These brands enjoy local scale positions and the unique advantages of the Flutter Edge. This key differentiator enables our brands to benefit from, and contribute to, leading global capabilities including product and technology as well as the benefits of our vast expertise and our global scale. This empowers our local brands with the benefits of a global leader, while still retaining their local focus and challenger mindset.

With access to a large and growing total addressable market (“TAM”), we believe we are very well positioned to deliver significant profitable growth and value creation for shareholders in the long-term.

Key financial highlights:

Group

•	Significant 2030 regulated TAM of $368bn, global gross gaming revenue (“GGR”) with forecast compound annual growth (“CAGR”) of 8%[3]

•	Midpoint of US and ROW 2027 guidance expected to deliver Flutter Group revenue of approximately $21bn, representing three-year CAGR of 14%[4,5] and creating path to:

•	Flutter Adjusted EBITDA[6] in 2027 of over $5bn

•	Adjusted EBITDA[6] margin expansion of 700 basis points by 2027 to approximately 25%[4,5]

•	Free cash flow[6] generation of approximately $2.5bn in 2027, a forecast 36% CAGR[4,5]

US

“Existing states” refers to all states in which we currently operate online sports betting, and iGaming. 2027 guidance excludes the benefit of new state launches between now and 20277

•	North American mature TAM now expected to be approximately $70bn3, of which the US is forecast to be approximately $63bn, 1.5 times our previous US market estimate[8], and Canada is estimated to be $7bn

•	Expect our best-in-class pricing, generosity, and product to drive

•	Sportsbook structural GGR margin[9] to 16% in the long-term, reaching 15% in 2027, and delivering a long-term net gaming revenue[9] (“NGR”) margin of 12% for FanDuel

•	Expected 2027 existing state revenue CAGR of 15-17%, or approximately $9.7bn, at the midpoint[4,7]

•	Existing state projected Adjusted EBITDA of approximately $2.4bn at the midpoint with Adjusted EBITDA margin expansion of 13 percentage points to approximately 25% by 2027[4,7]

•	This would already be within our long-term 25-30% target range, which we are reiterating today[8]

•	Significant further opportunity from states yet to regulate; reiterating 80% sportsbook and 25% iGaming population coverage expectations[8]

ROW

2027 guidance includes the benefit of the recently announced acquisitions Snai and NSX which are subject to customary regulatory clearances and are expected to close by Q2 2025. Forecasts for these acquisitions are included in both 2024 and 2027.10

•	ROW regulated TAM expected to be approximately $298bn by 2030[3]

•

Our unmatched scale and diversification, is expected to deliver a ROW long-term revenue CAGR of 5%-10% with 2027 revenue forecast to be approximately $11.5bn at the midpoint, including Snai and NSX (Existing ROW revenue approximately $9.5bn)[4,10]

•	ROW cost efficiency programs are forecast to create savings of ~$300m in 2027[11]

•

Sustainable revenue growth, together with these efficiencies, are expected to deliver ROW Adjusted EBITDA margin[6] expansion of 1-2 percentage points to approximately 26% in 2027 and approximately $3bn at the midpoint[4,10]

Flutter value-creation model: capital allocation update

Flutter’s value-creation model enables significant capital allocation opportunities, with the capacity to pursue organic growth, and value creative M&A, and shareholder returns

The Board has authorized a share buyback program of up to $5bn, expected to be deployed over the next three to four years, and expected to launch following our third quarter earnings in November 2024. The timing and the actual number of shares repurchased will depend on a variety of factors, including legal requirements, price, and economic and market conditions.

Our medium-term target leverage ratio6 remains at 2.0-2.5x with the flexibility to be higher than this range in support of value-creating acquisition opportunities and where we have visibility that we will de-lever quickly. The announced share repurchase program is expected to continue provided our leverage ratio is either within or below our target range, or is expected to reduce back into the target range in the near term.

Peter Jackson, CEO, commented:

“I am very excited about Flutter’s strong trajectory and how well positioned we are to capitalize on a global regulated addressable market of nearly $370bn. With our unmatched scale, diversification, and our global differentiator, The Flutter Edge, we have clear sustainable global advantages that will continue to drive sustainable growth and power our financial model with operating leverage building over time. This will provide us with significant optionality for capital allocation, allowing us to be an “And” business with the capacity to invest for organic growth, and engage in value creative M&A, and also return a significant amount of capital to shareholders. Our intention to deliver up to $5bn of share repurchases over the next three to four years reflects our confidence in Flutter’s future.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Such factors include, among others: Flutter’s ability to effectively compete in the global entertainment and gaming industries; Flutter’s ability to retain existing customers and to successfully acquire new customers; Flutter’s ability to develop new product offerings; Flutter’s ability to successfully acquire and integrate new businesses; Flutter’s ability to maintain relationships with third-parties; Flutter’s ability to maintain its reputation; public sentiment towards online betting and iGaming generally; the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on Flutter’s liquidity, operations and personnel; Flutter’s ability to obtain and maintain licenses with gaming authorities, adverse changes to the regulation of online betting and iGaming; the failure of additional jurisdictions to legalize and regulate online betting and iGaming; Flutter’s ability to comply with complex, varied and evolving U.S. and international laws and regulations relating to its business; Flutter’s ability to raise financing in the future; Flutter’s success in retaining or recruiting officers, key employees or directors; litigation and the ability to adequately protect Flutter’s intellectual property rights; the impact of data security breaches or cyber-attacks on Flutter’s systems; and Flutter’s ability to remediate material weaknesses in its internal control over financial reporting. In addition, the ability to achieve estimated cost synergies and efficiencies in the timeframe described in this press release, or at all, is subject to various assumptions, which involve risks and uncertainties. In addition, we may incur additional or unexpected costs to realize these cost synergies and efficiencies. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission (SEC) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, tombola, Betfair, MaxBet, Junglee Games and Adjarabet. We are the industry leader with $11,790m of revenue globally for fiscal 2023, up 25% YoY, and $3,611m of revenue globally for the quarter ended June 30, 2024.

The person responsible for arranging release of this Announcement on behalf of Flutter is Edward Traynor, Company Secretary of Flutter.

For further information on the Announcement, please contact:

Investor Relations:	Media Relations:

Paul Tymms, Investor Relations	Kate Delahunty, Corporate Communications
Ciara O’Mullane, Investor Relations	Rob Allen, Corporate Communications
Liam Kealy, Investor Relations	Rupert Gowrley, Corporate Communications
Email: investorrelations@flutter.com	Email: corporatecomms@flutter.com

Notes

1.

Rest of World, (“ROW”) includes the UKI, International and Australia segments. ROW does not include unallocated corporate overhead. Unallocated corporate overhead includes shared technology, research and development, sales and marketing, and general and administrative expenses that are not allocated to specific segments.

2.	Flutter number one online sports betting and iGaming operator based on revenue for last twelve-months to June 2024

3.

Total addressable gross gaming revenue market size based on (i) internal estimates for US ($63bn) and Canada ($7bn) representing the North American expected mature market TAM for online sports betting and iGaming products of states expected regulate by 2030 and (ii) total regulated ROW TAM of ~$300bn including online and retail sports betting, gaming and lottery products excluding the US and Canada

4.

All forecasts are provided (i) on the basis that sports results are in line with our expected revenue margin (ii) at current foreign exchange rates, (iii) on an existing state and province basis in the US and Canada, and (iv) on the basis of a consistent regulatory and tax framework. The 2024 base included in calculations reflects expected full year Flutter Group guidance issued in Flutter’s second quarter earnings release on August 13, 2024.

5.	Flutter Group quoted growth rates do not include forecast data for Snai and NSX Group in the 2024 base year, or the impact of new US states we expect to launch within that period

6.

Adjusted EBITDA, Adjusted EBITDA margin, ROW Adjusted EBITDA, Free Cash Flow, Net Debt and Leverage Ratio are non-GAAP financial measures. See definitions below. A reconciliation of our forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort. This is due to the inherent difficulty of accurately forecasting the occurrence and financial impact of the adjusting items necessary for such a reconciliation to be prepared of items that have not yet occurred, are out of our control, or cannot be reasonably predicted

7.

US existing state 3-year revenue CAGR from 2024 to 2027 of 16%, and US existing state 2027 projected Adjusted EBITDA margin of ~25%, are based on an expected revenue CAGR range of 15-17% ($9.4bn - $10bn) for states in which we are currently live for online sports betting, and excludes the impact of any new states we expect to launch within that period

8.

US mature TAM of $63bn compared with market size of $40bn as disclosed at 2022 Investor Day. Long-term IFRS Adjusted EBITDA margin ranges disclosed at the 2022 Investor Day. Long term expectations for sportsbook population coverage of 80% and iGaming population coverage of 25% set at 2022 Investor Day

9.

Sportsbook gross revenue margin is defined as sportsbook gross gaming revenue as a percentage of the amount staked. Gross gaming revenue is a key performance indicator in the industry and excludes the impact of all generosity including generosity recorded as an offset to revenue. Net revenue margin is after the deduction of all generosity types and represents our sportsbook revenue as a percentage of amounts staked

10.

ROW 3-year revenue CAGR from 2024 to 2027 of 5-10% ($10.7bn - $12.3bn), and ROW 2027 projected Adjusted EBITDA margin of ~25% includes forecast data for Snai and NSX Group in 2024 and 2027. ROW forecasts comprise an Existing ROW expected revenue CAGR range of 5-8% ($9bn - $10bn) and projected Adjusted EBITDA margin of ~26% and a Snai/NSX combined expected revenue CAGR range of 10-20% ($1.7bn - $2.3bn) and projected Adjusted EBITDA margin of ~25%. Snai and NSX estimates may not fully align with Flutter’s US GAAP accounting policies and reporting following completion of the transactions in 2025. Snai revenue is net of gaming taxes, which may result in higher revenue but a lower Adjusted EBITDA margin when policies are aligned.

11.

Forecast cost efficiency program includes PokerStars platform integration, Snai synergy expectations, UKI platform migration and UKI cost efficiencies with cost savings to be achieved by 2027. Costs to achieve are expected to be 1.0x the level of cost savings and are excluded from ROW Adjusted EBITDA

Non-GAAP definitions

Adjusted EBITDA is defined as net income (loss) before income taxes; other income, net; interest expense, net; depreciation and amortization; transaction fees and associated costs; restructuring and integration costs; impairment of PPE and intangible assets and share based compensation expense.

Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue

ROW Adjusted EBITDA is defined as Group Adjusted EBITDA excluding our US Segment Adjusted EBITDA and unallocated corporate overhead. Unallocated corporate overhead includes shared technology, research and development, sales and marketing, and general and administrative expenses that are not allocated to specific segments.

Free Cash Flow is defined as net cash provided by operating activities less payments for property and equipment, intangible assets and capitalized software.

Net debt is defined as total debt, excluding premiums, discounts, and deferred financing expense, and the effect of foreign exchange that is economically hedged as a result of our cross-currency interest rate swaps reflecting the net cash outflow on maturity less cash and cash equivalents

Leverage ratio is defined as net debt divided by Adjusted EBITDA